UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2007

HUNGARIAN TELEPHONE AND CABLE CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11484	13-3652685
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Third Avenue, Suite #3400

Seattle, Washington 98101-3034

(Address of Principal Executive Offices)

(206) 654-0204

(Registrant's telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

During the preparation of its quarterly report on Form 10-Q for the quarterly period ended March 31, 2007, Hungarian Telephone and Cable Corp. ("HTCC") determined that it had misapplied Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended (which HTCC adopted from January 1, 2001), in connection with warrants that HTCC issued in 1999 to purchase 2,500,000 shares of HTCC's common stock. HTCC's statements of operations since the adoption of SFAS No. 133 did not reflect the changes in the fair market value of the warrants ("marking to market") as the fair market value of HTCC's common stock fluctuated. The estimated net cumulative effect since 2001 is a non-cash charge of approximately $4.2 million as of December 31, 2006. The warrants were exercised on March 28, 2007.

HTCC has also determined that the computation of diluted earnings per share with respect to such warrants was incorrect as a result of the error related to accounting for the warrants, as well as a misapplication of the treasury stock method. HTCC had previously assumed, for purposes of its earnings per share computation, that conversion would occur through cash exercise and, therefore, had applied the treasury stock method. However, the warrant could be exercised through the surrender of notes and the computation should have been prepared assuming that the warrants were exercised through the surrender of the notes.

HTCC informed its former independent public accounting firm KPMG Hungaria Kft. ("KPMG") of such misapplication. Following consultation with KPMG, HTCC and KPMG agreed on May 15, 2007 that it would be necessary to file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2006, to amend and restate financial statements and other financial information for the years 2006, 2005 and 2004, and financial information for the years 2003 and 2002, and for each of the quarters in the years 2006 and 2005. The restatement has no effect on our cash flows or liquidity.

In light of the restatement, readers should not rely on our previously filed financial statements and other financial information for the years and for each of the quarters in the years 2006, 2005, 2004, 2003, 2002 and 2001.

Due to the restatement, HTCC has delayed the filing of its quarterly report on Form 10-Q for the quarterly period ended March 31, 2007 (the "Quarterly Report") with the SEC. HTCC expects to file the amendment to its Annual Report on Form 10-K for the year ended December 31, 2006 and its Quarterly Report by May 25, 2007.

Authorized officers of HTCC have discussed the matters disclosed herein under this Item 4.02 with KPMG. A letter from KPMG is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Letter from KPMG Hungaria Kft. dated May 21, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HUNGARIAN TELEPHONE AND CABLE CORP.

Date: May 21, 2007 By: /s/ Peter T. Noone

Peter T. Noone

General Counsel

HUNGARIAN TELEPHONE AND CABLE CORP.

Exhibit Index

Exhibit Number	Description of Document
99.1	Letter from KPMG Hungaria Kft. dated May 21, 2007